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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Forms S-8, File Nos. 33-98298, 33-54268, and 333-32855) pertaining to the Stock Option and Incentive Plans of First Federal Capital Corp of our report dated January 23, 2003, with respect to the consolidated financial statements of First Federal Capital Corp included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                        /s/ Ernst & Young

March 17, 2003
Milwaukee, Wisconsin